Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Genworth Financial Asset Management Funds:

We consent to the use of our report for Genworth Financial Contra Fund, a fund within Genworth Financial Asset Management Funds, dated November 20, 2012, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

January 31, 2013
Milwaukee, Wisconsin